Investor Information Agreement to Acquire Colonial American Bank OceanFirst Financial Corp. February 25, 2015 Exhibit 99.2

Transaction Summary

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100% stock deal, valued at $11.3 million
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In-market acquisition supports growth objective in towns of Middletown and Shrewsbury, NJ, both demographically attractive
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Favorable financial terms (adjusted for DTA realization of $2 million)
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Price/Tangible Book Value of 96%
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Price/Core Deposit Premium of (0.6%)
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Price/2016 Est. EPS w/Cost Savings of 8X
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OCFC book value dilution at closing < 1% ($0.01 per share)
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Modest execution risk with conservative assumptions
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Cost saves of 35%, fully realized in 2016
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Tangible book value earnback less than two years
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Strong pro-forma capital position of 9.2% TCE, 9.5% Leverage
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Projected closing prior to year-end 2015

Pro Forma Franchise Map 2 Supports existing Red Bank Financial Center